Exhibit 99.(1)

Willis Limited 51 Lime Street London EC3M 7DQ United Kingdom Telephone: +44 (0)2031246000 Fax: +44 (0)2031248223 Website: www.willis.com

Willis of New York, Inc.

One World Financial Center

200 Liberty Street

New York

NY 10281

United States

Please quote our reference in all correspondence relating to this Contract: Our Reference: 20870P13

Date: 23 July 2013

Dear Sirs

ADDENDUM NUMBER 0001

We hereby confirm that we have made the following Addendum an effective part of Evidence of Cover Number 20870P 13. Please check this document carefully to ensure that it meets your requirements in all respects and should any amendments be required please inform us immediately.

INSURED:	Aberdeen Chile Fund, Inc. Aberdeen Emerging Markets Telecommunications & Infrastructure Fund, Inc. Aberdeen Israel Fund, Inc. Aberdeen Indonesia Fund, Inc. Aberdeen Latin America Equity Fund, Inc.

TYPE:	Insurance of: Directors & Officers and Company Reimbursement Insurance Professional Indemnity Insurance Comprehensive Crime Insurance

EFFECTIVE DATE:	1 July 2013 at 00.01 local standard time at the Principal Address of the Named Insured.

It is hereby understood and agreed that with effect from the Effective Date above, the Limit of Liability for Section Two is amended to read as follows:-

LIMIT OF LIABILITY

SECTION TWO

Insuring Agreement A	FIDELITY	USD	2,800,000
Insuring Agreement B	AUDIT EXPENSE	USD	50,000
Insuring Agreement C	ON PREMISES	USD	2,800,000
Insuring Agreement D	IN TRANSIT	USD	2,800,000
Insuring Agreement E	FORGERY OR ALTERATION	USD	2,800,000
Insuring Agreement F	SECURITIES	USD	2,800,000
Insuring Agreement G	COUNTERFEIT CURRENCY	USD	2,800,000
Insuring Agreement H	UNCOLLECTIBLE ITEMS OF DEPOSIT	USD	25,000
Insuring Agreement I	PHONE/ELECTRONIC TRANSACTIONS	USD	2,800,000
Insuring Agreement J	COMPUTER SECURITY	USD	2,800,000
Insuring Agreement K	VERIFICATION AND RECONSTITUTION EXPENSES	USD	250,000
Insuring Agreement L	FRAUDULENT RETENTION OF FUNDS OR PROPERTY	USD	1,000,000
Insuring Agreement M	EXTORTION	USD	2,800,000

and as more particularly set forth in the Contract Wording

With effect from the Effective Date above, the “PREMIUM” is amended as follows:-

ADDITIONAL PREMIUM:	USD 3,500.00 in full for 100% for the period.

All other terms and conditions remain unaltered.

Willis Limited. A Willis Group Company. A Lloyds broker. Willis Limited is authorised and regulated by the Financial Conduct Authority. Registered office 51 Lime Street, London EC3M 7DQ. Registered number J81116 England and Wales Registered VAT number GB 334 1289 70 number GB 334 1289 70